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                                                                   EXHIBIT 23.3

                             [ARTHUR ANDERSEN LOGO]

                            ARTHUR ANDERSEN & CO, SC


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated December 8, 1995 on the combined financial statements of The Receivables Management Division of MedQuist, Inc. included in Medaphis Corporation's Form 8-K filed on January 19, 1996 and to all references to our Firm included in this registration statement.


                                          ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
  May 23, 1996